UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2021

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.01 Entry into a Material Definitive Agreement.

On April 2, 2021, we consummated our previously announced acquisition of RentPath Holdings, Inc. ("RentPath"). Pursuant to the Asset Purchase Agreement, dated as of February 19, 2021, among Redfin Corporation, RentPath, and certain of RentPath's wholly owned subsidiaries (together with RentPath Holdings, Inc., the "Sellers"), we acquired all of the equity interests of RentPath, as reorganized following an internal restructuring of the Sellers (“Reorganized RentPath” and such acquisition, the "Acquisition"). This internal restructuring was pursuant to the joint chapter 11 plan of reorganization of the Sellers, as confirmed by order of the U.S. Bankruptcy Court for the District of Delaware dated April 1, 2021. In connection with the internal restructuring, certain assets and liabilities related to the Sellers' business of providing digital media services to clients in the residential real estate business were transferred to Reorganized RentPath, and we acquired these assets and assumed these liabilities as part of the Acquisition. We paid $608 million in cash for the Acquisition.

Item 9.01 Financial Statements and Exhibits.

The financial statements required to be filed under Item 9.01(a)-(b) will be filed by amendment to this report no later than June 18, 2021.

Exhibit Number	Description
2.1	Asset Purchase Agreement by and among RentPath Holdings, Inc., Redfin Corporation and the Other Sellers Named Therein, dated as of February 19, 2021
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: April 8, 2021	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer